Exhibit 99.1

KIRKLAND’S HOME REPORTS THIRD QUARTER 2023 RESULTS

NASHVILLE, Tenn. (November 30, 2023) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13-week and 39-week periods ended October 28, 2023.

Third Quarter 2023 Summary

•
Net sales were $116.4 million, with comparable sales decreasing 9.2%.
•
Gross profit margin improved 130 basis points year-over-year to 26.3%.
•
Operating loss was flat year-over-year at $6.7 million.
•
Adjusted EBITDA loss of $3.2 million.
•
Ended the period with a cash balance of $5.8 million and $62.0 million in outstanding debt.
•
Closed one store and relocated one store to end the quarter with 339 stores.

Management Commentary

“The third quarter demonstrated execution of our strategic repositioning as we experienced sequential improvements in traffic and comparable sales each month of the quarter, along with expanded gross margins,” said Ann Joyce, interim CEO of Kirkland’s Home. “Over the last six months, we have spent a significant amount of time assessing every aspect of the business and acted quickly to implement changes to better position us going into our ever-important holiday selling season. During the quarter, we saw promising indicators that our pivots are beginning to work. We increased lapsed customer reactivations, drove improved traffic and conversion with less promotional activity, reduced operating expenses, and improved our inventory position for the remainder of the year.

“While persistent challenges in the macro-economy continue to weigh on consumers, we believe that our renewed emphasis on value and seasonally relevant décor is beginning to resonate with our customers. In fact, the trend continued into the fiscal fourth quarter, which has started off with a low single-digit increase in comparable sales for the month of November at a much-improved merchandise margin as we continue to execute against our holiday promotional strategy.

“Although there is still much work to be done, we are optimistic and encouraged by our recent improvements. We expect solid year-over-year improvement in profitability during the fourth quarter as we continue to progress towards our goal of returning to our historical average adjusted EBITDA margin in the mid-to-high single-digit range. In fiscal 2024, we will look to build off this recent momentum and continue to execute upon our strategy to return the Company to profitable growth.”

Third Quarter 2023 Financial Results

Net sales in the third quarter of 2023 were $116.4 million, compared to $131.0 million in the prior year quarter. Comparable same-store sales decreased 9.2%, including an 8.5% decline in e-commerce sales. The decrease was primarily driven by a decline in traffic and a decrease in average ticket, partially offset by increased conversion.

Gross profit in the third quarter of 2023 was $30.7 million, or 26.3% of net sales, compared to $32.7 million, or 25.0% of net sales in the prior year quarter. The improvement as a percentage of net sales was primarily a result of improved merchandise margin, partially offset by the deleverage of fixed cost components on the lower sales base.

Operating loss in the third quarter of 2023 and 2022 remained consistent at $6.7 million, as lower operating costs, including reduced corporate compensation expense, offset the decline in gross profit dollars.

EBITDA in the third quarter of 2023 was a loss of $3.9 million compared to a loss of $2.6 million in the prior year quarter. Adjusted EBITDA in the third quarter of 2023 was a loss of $3.2 million compared to a loss of $1.7 million in the prior year quarter.

Net loss in the third quarter of 2023 improved to $6.4 million, or a loss of $0.50 per diluted share, compared to a net loss of $7.3 million, or a loss of $0.58 per diluted share in the prior year quarter.

As of October 28, 2023, the Company had a cash balance of $5.8 million, with $62.0 million of outstanding debt under its $90.0 million senior secured revolving credit facility. As of November 30, 2023, the Company had $35.0 million of outstanding debt under its senior secured revolving credit facility.

Investor Conference Call and Web Simulcast

Kirkland’s Home management will host a conference call to discuss its financial results for the third quarter ended October 28, 2023, followed by a question-and-answer period with Interim CEO Ann Joyce, President and COO Amy Sullivan, and EVP and CFO Mike Madden.

Date: Thursday, November 30, 2023

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10184344

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and remain available for one year.

A telephonic replay of the conference call will be available after the conference call through December 7, 2023.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 7702205

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 339 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers with an engaging shopping experience characterized by a curated, affordable selection of home décor along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand strategy, the risk that natural disasters, pandemic outbreaks (such as COVID-19), global political events, war and terrorism could impact the Company’s revenues, inventory and supply chain, the continuing consumer impact of inflation and countermeasures, including raising interest rates, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 4, 2023 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	October 28,	October 29,
	2023	2022
Net sales	$116,365	$130,962
Cost of sales	85,712	98,275
Gross profit	30,653	32,687
Operating expenses:
Compensation and benefits	19,841	20,794
Other operating expenses	16,104	16,757
Depreciation (exclusive of depreciation included in cost of sales)	1,043	1,577
Asset impairment	316	219
Total operating expenses	37,304	39,347
Operating loss	(6,651)	(6,660)
Other expense, net	1,036	624
Loss before income taxes	(7,687)	(7,284)
Income tax (benefit) expense	(1,290)	57
Net loss	$(6,397)	$(7,341)
Loss per share:
Basic	$(0.50)	$(0.58)
Diluted	$(0.50)	$(0.58)
Weighted average shares outstanding:
Basic	12,921	12,754
Diluted	12,921	12,754

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	39-Week Period Ended
	October 28,	October 29,
	2023	2022
Net sales	$302,744	$336,348
Cost of sales	228,781	256,844
Gross profit	73,963	79,504
Operating expenses:
Compensation and benefits	59,097	63,193
Other operating expenses	44,932	50,549
Depreciation (exclusive of depreciation included in cost of sales)	3,471	4,870
Asset impairment	1,542	447
Total operating expenses	109,042	119,059
Operating loss	(35,079)	(39,555)
Other expense, net	2,069	991
Loss before income taxes	(37,148)	(40,546)
Income tax expense	720	355
Net loss	$(37,868)	$(40,901)
Loss per share:
Basic	$(2.95)	$(3.22)
Diluted	$(2.95)	$(3.22)
Weighted average shares outstanding:
Basic	12,852	12,686
Diluted	12,852	12,686

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	October 28,	January 28,	October 29,
	2023	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$5,765	$5,171	$11,245
Inventories, net	105,190	84,071	126,315
Prepaid expenses and other current assets	5,863	5,089	7,126
Total current assets	116,818	94,331	144,686
Property and equipment, net	31,648	38,676	42,629
Operating lease right-of-use assets	130,513	134,525	136,280
Other assets	6,848	6,714	7,979
Total assets	$285,827	$274,246	$331,574
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$55,729	$43,739	$47,157
Accrued expenses	23,484	26,069	27,027
Operating lease liabilities	39,966	41,499	40,156
Total current liabilities	119,179	111,307	114,340
Operating lease liabilities	108,248	114,613	119,254
Revolving line of credit	62,000	15,000	60,000
Other liabilities	3,685	3,553	4,915
Total liabilities	293,112	244,473	298,509
Shareholders’ (deficit) equity	(7,285)	29,773	33,065
Total liabilities and shareholders’ (deficit) equity	$285,827	$274,246	$331,574

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	39-Week Period Ended
	October 28,	October 29,
	2023	2022
Cash flows from operating activities:
Net loss	$(37,868)	$(40,901)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	9,118	12,925
Amortization of debt issue costs	80	69
Asset impairment	1,542	447
(Gain) loss on disposal of property and equipment	(20)	195
Stock-based compensation expense	891	1,460
Changes in assets and liabilities:
Inventories, net	(21,119)	(12,286)
Prepaid expenses and other current assets	(891)	3,184
Accounts payable	11,885	(14,648)
Accrued expenses	(2,775)	(1,873)
Income taxes payable (refundable)	307	(1,684)
Operating lease assets and liabilities	(3,933)	(4,670)
Other assets and liabilities	97	(427)
Net cash used in operating activities	(42,686)	(58,209)

Cash flows from investing activities:
Proceeds from sale of property and equipment	130	35
Capital expenditures	(3,313)	(6,964)
Net cash used in investing activities	(3,183)	(6,929)

Cash flows from financing activities:
Borrowings on revolving line of credit	52,000	60,000
Repayments on revolving line of credit	(5,000)	—
Debt issuance costs	(456)	—
Cash used in net share settlement of stock options and restricted stock units	(81)	(2,383)
Proceeds received from employee stock option exercises	—	16
Repurchase and retirement of common stock	—	(6,253)
Net cash provided by financing activities	46,463	51,380

Cash and cash equivalents:
Net increase (decrease)	594	(13,758)
Beginning of the period	5,171	25,003
End of the period	$5,765	$11,245

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$804	$573

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and adjusted operating loss. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net loss before interest and the provision for income tax, which is equivalent to operating loss, adjusted for depreciation, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating loss as operating loss with non-GAAP adjustments.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s non-GAAP adjustments remove asset impairment and stock-based compensation expense, due to the non-cash nature of these expenses, and remove severance charges and lease termination costs, as those expenses can fluctuate based on the needs of the business and do not represent a normal, recurring operating expense.

The following table shows a reconciliation of operating loss to EBITDA and adjusted EBITDA (in thousands) for the 13-week and 39-week periods indicated:

	13-Week Period Ended		39-Week Period Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Operating loss	$(6,651)	$(6,660)	$(35,079)	$(39,555)
Depreciation	2,769	4,088	9,118	12,925
EBITDA	(3,882)	(2,572)	(25,961)	(26,630)
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	—	—	—	46
Asset impairment(2)	316	219	1,542	447
Stock-based compensation expense(3)	277	295	891	1,460
Severance charges(4)	50	397	957	776
Total adjustments in operating expenses	643	911	3,390	2,683
Total non-GAAP adjustments	643	911	3,390	2,729
Adjusted EBITDA	(3,239)	(1,661)	(22,571)	(23,901)
Depreciation	2,769	4,088	9,118	12,925
Adjusted operating loss	$(6,008)	$(5,749)	$(31,689)	$(36,826)

(1) Costs associated with asset disposals, closed store and lease termination costs.

(2) Asset impairment charges are related to property and equipment, software costs and cloud computing implementation costs.

(3) Stock-based compensation expense includes amounts amortized to expense related to equity incentive plans.

(4) Severance charges include expenses related to severance agreements and permanent store closure compensation costs.